Exhibit 99.1

VMware Reports Fiscal Year 2022 Third Quarter Results
Total Revenue growth of 11% year-over-year
Subscription and SaaS ARR for the third quarter was $3.31 billion, an increase of 25% year-over-year

PALO ALTO, Calif., November 23, 2021 — VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, today announced financial results for the third quarter of fiscal year 2022:

•Revenue for the third quarter was $3.19 billion, an increase of 11% from the third quarter of fiscal 2021.

•The combination of subscription and SaaS and license revenue was $1.53 billion, an increase of 16% from the third quarter of fiscal 2021.

•Subscription and SaaS revenue for the third quarter was $820 million, an increase of 21% year-over-year.

•Subscription and SaaS ARR for the third quarter was $3.31 billion, an increase of 25% year-over-year.

•GAAP net income for the third quarter was $398 million, or $0.94 per diluted share, down 8% per diluted share compared to $434 million, or $1.02 per diluted share, for the third quarter of fiscal 2021. Non-GAAP net income for the third quarter was $725 million, or $1.72 per diluted share, up 3% per diluted share compared to $704 million, or $1.66 per diluted share, for the third quarter of fiscal 2021.

•GAAP operating income for the third quarter was $519 million, an increase of 21% from the third quarter of fiscal 2021. Non-GAAP operating income for the third quarter was $935 million, an increase of 5% from the third quarter of fiscal 2021.

•Operating cash flow for the third quarter was $1.09 billion. Free cash flow for the third quarter was $984 million.

•RPO for the third quarter totaled $11.12 billion, up 9% year-over-year.

“We are pleased with our continued strong performance in Q3. This quarter, as we unveiled many new offerings at VMworld, we showcased how we are helping customers transform their businesses today and that our innovation engine is thriving,” said Raghu Raghuram, CEO, VMware. “Our mission is to be the trusted software foundation to accelerate our customers' innovation without compromise. We are committed to helping organizations unlock the full potential of multi-cloud.”

“We continued healthy revenue growth and profitability in Q3, with Subscription and SaaS ARR increasing 25% year-over-year to $3.3 billion,” said Zane Rowe, executive vice president and CFO, VMware. “Our performance in Q3 reflects strong year-over-year growth in major product categories as we deliver compelling value to our customers.”

Business Highlights & Strategic Announcements
•At VMworld 2021, the company articulated its strategy to help customers navigate the multi-cloud era with VMware Cross-Cloud services. This family of integrated services will help deliver a faster and smarter path to cloud for digital businesses. Announcements included:
◦New advancements in VMware Cloud, the industry’s first and only cloud-agnostic computing infrastructure that enables customers to move their apps to the cloud quickly and efficiently.
◦The VMware Sovereign Cloud initiative, where VMware is partnering across its VMware Cloud Provider Partners to deliver cloud services on sovereign digital infrastructure to customers in regulated industries.
◦Advancements to the VMware Tanzu portfolio, including Tanzu Application Platform, currently in beta, which delivers a superior developer experience for enterprises building and deploying apps and APIs on any Kubernetes.
◦The introduction of VMware Edge, a product portfolio that will enable organizations to run, manage and better secure edge-native apps across multiple clouds, anywhere.

•VMware Cloud on AWS GovCloud (US) achieved FedRAMP Agency Authority to Operate at the High Impact Level. FedRAMP is a mandatory U.S. government-wide program that provides a standardized approach and baseline requirements for security assessment, authorization and monitoring of cloud products.
•VMware unveiled enhancements to its Telco Cloud Platform designed to help service providers speed their multi-cloud transformation, as well as several updates to its Radio Access Network (RAN) portfolio of products and introduced VMware RAN Intelligent Controller.
•The Company announced a collaboration with eero, an Amazon company, on work-from-home capabilities that will boost remote network connectivity while extending critical security services to devices connecting to an at-home corporate network.
•In the third quarter, VMware received recognition from leading industry analyst firms:
◦VMware was positioned as a Leader in “The Forrester New Wave™: Zero Trust Network Access, Q3, 2021."1
◦VMware was also once again named a Leader in the August 2021 Gartner® Magic Quadrant™ for Unified Endpoint Management Tools, August 2021.2
◦VMware once again was named a Leader in the September 2021 Gartner® Magic Quadrant™ for WAN Edge Infrastructure, September 2021.3
◦VMware was once again ranked No. 1 in the September 2021 IDC report, “Worldwide Cloud System and Service Management Software Market Shares, 2020: Growth Continues for Top Vendors.”4
•VMware joined the Valuable 500, as part of its commitment to diversity inclusion. The Valuable 500 is a global business collective that is igniting systemic change and unlocking the business, social and economic value of more than 1 billion people with disabilities around the world.
•VMware received recognition for its ESG leadership by being invited to the Dow Jones Sustainability World Index (DJSI World) and Dow Jones Sustainability North America Index (DJSI North America)—one of the world’s leading ESG benchmarks—for the second consecutive year.

1 Forrester, The Forrester New Wave™: Zero Trust Network Access, Q3, 2021, August 24, 2021
2 Gartner, Magic Quadrant for Unified Endpoint Management Tools, 16 August 2021
3 Gartner, Magic Quadrant for WAN Edge Infrastructure, 20 September 2021
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. Gartner and Magic Quadrant are registered trademarks and service marks of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.
4 IDC, Worldwide Cloud System and Service Management Software Market Shares, 2021: Growth Continues for Top Vendors, #US48074121, September 2021

The company will host a conference call today at 1:30 p.m. PT/ 4:30 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue will also be made available at ir.vmware.com in conjunction with the conference call.

# # #
About VMware
VMware is a leading provider of multi-cloud services for all apps, enabling digital innovation with enterprise control. As a trusted foundation to accelerate innovation, VMware software gives businesses the flexibility and choice they need to build the future. Headquartered in Palo Alto, California, VMware is committed to building a better future through the company’s 2030 Agenda. For more information, please visit vmware.com.

Additional Information
VMware’s website is located at vmware.com, and its investor relations website is located at ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes: materials that VMware files with the SEC; announcements of investor conferences, speeches and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; ESG (environmental, social and governance) information; other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting; and opportunities to sign up for email alerts and RSS feeds to have information pushed in real time.

VMware, VMworld, and Tanzu are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Annual Recurring Revenue (“ARR”)
ARR is an operating measure VMware uses to assess the strength of the Company’s subscription and SaaS offerings. ARR is a performance metric and should be viewed independently of, and not as a substitute for or combined with, revenue and unearned revenue. ARR represents the annualized value of VMware’s committed customer subscription and SaaS contracts as of the end of the reporting period, assuming any contract that expires during the next 12 months is renewed on its existing terms, except that, for consumption-based subscription and SaaS offerings, ARR represents the annualized quarterly revenue based on revenue recognized for the current reporting period.

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the expected benefits to customers of VMware’s strategy, collaborations, partnerships and offerings. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) the impact of the COVID-19 pandemic on VMware’s operations, financial condition, VMware’s customers, the business environment and global and regional economies; (2) the ability of VMware to adapt its offerings, business operations and go-to-market activities to changes in how customers consume information technology resources, such as through subscription and SaaS offerings; (3) the effect of the spin-off from Dell Technologies (“Dell”) and changes in VMware’s and Dell’s commercial relationships and go-to-market and technology collaborations on VMware’s ability to maintain relationships with its customers, suppliers and on VMware’s operating results and business generally; (4) changes to VMware’s and Dell’s respective financial conditions and strategic directions that could adversely impact their commercial relationship and collaborations; (5) the continued risk of litigation and regulatory actions; (6) adverse changes in general economic or market conditions; (7) delays or reductions in consumer, government and information technology spending; (8) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the industries in which VMware competes, as well as new product and marketing initiatives by VMware’s competitors; (9) rapid technological changes in the virtualization software and cloud, end user, edge security and mobile computing and telecom industries; (10) the uncertainty of VMware’s customers’ acceptance of and ability to transition to emerging technologies and new offerings and computing strategies in the industries in which VMware competes; (11) VMware’s ability to enter into, maintain and extend strategically effective partnerships, collaborations and alliances; (12) VMware’s ability to protect its proprietary technology; (13) changes to product and services development timelines; (14) risks associated with cyber-attacks, information security and data privacy; (15) disruptions resulting from key management changes; (16) risks associated with international sales, such as fluctuating currency exchange rates and increased trade barriers; (17) changes in VMware’s financial condition; and (18) other business effects, including those related to industry, market, economic, political, regulatory and global health conditions. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that VMware may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots
VMware Investor Relations
pziots@vmware.com
650-427-3267

Michael Thacker
VMware Global PR
mthacker@vmware.com
650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 29,	October 30,	October 29,	October 30,
	2021	2020	2021	2020
Revenue:
License	$710	$639	$2,093	$2,019
Subscription and SaaS	820	676	2,336	1,880
Services	1,658	1,549	4,891	4,574
Total revenue	3,188	2,864	9,320	8,473
Operating expenses(1):
Cost of license revenue	37	44	111	119
Cost of subscription and SaaS revenue	175	142	502	400
Cost of services revenue	362	330	1,051	969
Research and development	768	714	2,251	2,058
Sales and marketing	1,011	912	2,993	2,727
General and administrative	316	250	808	773
Realignment	—	44	1	47
Operating income	519	428	1,603	1,380
Investment income	—	1	1	7
Interest expense	(74)	(52)	(173)	(156)
Other income (expense), net	12	177	(7)	186
Income before income tax	457	554	1,424	1,417
Income tax provision	59	120	190	150
Net income	$398	$434	$1,234	$1,267
Net income per weighted-average share, basic for Classes A and B	$0.95	$1.03	$2.94	$3.02
Net income per weighted-average share, diluted for Classes A and B	$0.94	$1.02	$2.92	$3.00
Weighted-average shares, basic for Classes A and B	419,456	420,857	419,309	419,758
Weighted-average shares, diluted for Classes A and B	421,763	423,400	422,201	423,093
__________
(1) Includes stock-based compensation as follows:
Cost of license revenue	$—	$—	$1	$1
Cost of subscription and SaaS revenue	5	4	16	13
Cost of services revenue	21	25	70	74
Research and development	125	140	402	397
Sales and marketing	74	85	227	243
General and administrative	33	50	97	141

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	October 29,	January 29,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$12,500	$4,692
Short-term investments	33	23
Accounts receivable, net of allowance of $8 and $5	1,675	1,929
Due from related parties, net	660	1,438
Other current assets	577	530
Total current assets	15,445	8,612
Property and equipment, net	1,411	1,334
Other assets	2,645	2,697
Deferred tax assets	5,830	5,781
Intangible assets, net	781	993
Goodwill	9,598	9,599
Total assets	$35,710	$29,016
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$229	$131
Accrued expenses and other	2,273	2,382
Current portion of long-term debt	1,498	—
Unearned revenue	5,808	5,873
Total current liabilities	9,808	8,386
Note payable to Dell	—	270
Long-term debt	9,170	4,717
Unearned revenue	4,425	4,441
Income tax payable	781	805
Operating lease liabilities	885	891
Other liabilities	416	455
Total liabilities	25,485	19,965
Contingencies
Stockholders’ equity:
Class A common stock, par value $0.01; authorized 2,500,000 shares; issued and outstanding 112,441 and 112,082 shares	1	1
Class B convertible common stock, par value $0.01; authorized 1,000,000 shares; issued and outstanding 307,222 shares	3	3
Additional paid-in capital	1,923	1,985
Accumulated other comprehensive loss	(3)	(5)
Retained earnings	8,301	7,067
Total stockholders’ equity	10,225	9,051
Total liabilities and stockholders’ equity	$35,710	$29,016

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 29,	October 30,	October 29,	October 30,
	2021	2020	2021	2020
Operating activities:
Net income	$398	$434	$1,234	$1,267
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	281	261	825	757
Stock-based compensation	258	304	813	869
Deferred income taxes, net	(61)	20	(92)	(177)
Unrealized (gain) loss on equity securities, net	(10)	(190)	25	(197)
(Gain) Loss on disposition of assets, revaluation and impairment, net	1	15	4	22
Loss on extinguishment of debt	—	—	—	8
Other	3	2	6	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	41	181	247	102
Other current assets and other assets	(77)	(277)	(467)	(622)
Due to/from related parties, net	255	225	777	785
Accounts payable	17	(15)	87	(4)
Accrued expenses and other liabilities	37	186	(181)	393
Income taxes payable	53	(2)	24	(53)
Unearned revenue	(106)	(152)	(82)	(65)
Net cash provided by operating activities	1,090	992	3,220	3,085
Investing activities:
Additions to property and equipment	(106)	(84)	(263)	(247)
Sales of investments in equity securities	34	—	68	—
Purchases of strategic investments	(1)	(5)	(7)	(16)
Proceeds from disposition of assets	4	—	5	21
Business combinations, net of cash acquired, and purchases of intangible assets	—	(56)	(15)	(390)
Net cash used in investing activities	(69)	(145)	(212)	(632)
Financing activities:
Proceeds from issuance of common stock	128	122	267	264
Net proceeds from issuance of long-term debt	5,944	—	5,944	1,979
Repayment of term loan	—	(1,500)	—	(1,500)
Repayment of current portion of long-term debt	—	—	—	(1,257)
Repayment of note payable to Dell	(270)	—	(270)	—
Repurchase of common stock	(143)	(255)	(872)	(566)
Shares repurchased for tax withholdings on vesting of restricted stock	(48)	(44)	(291)	(319)
Payment to acquire non-controlling interests	—	—	—	(91)
Principal payments on finance lease obligations	(1)	(1)	(3)	(3)
Net cash provided by (used in) financing activities	5,610	(1,678)	4,775	(1,493)
Net increase (decrease) in cash, cash equivalents and restricted cash	6,631	(831)	7,783	960
Cash, cash equivalents and restricted cash at beginning of the period	5,922	4,822	4,770	3,031
Cash, cash equivalents and restricted cash at end of the period	$12,553	$3,991	$12,553	$3,991
Supplemental disclosures of cash flow information:
Cash paid for interest	$49	$51	$146	$142
Cash paid for taxes, net	73	111	276	393
Non-cash items:
Changes in capital additions, accrued but not paid	$(2)	$(11)	$9	$(18)

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE
(in millions)
(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	October 29,	October 30,
	2021	2020
Total revenue, as reported	$3,188	$2,864
Sequential change in unearned revenue(1)	(105)	(150)
Total revenue plus sequential change in unearned revenue	$3,083	$2,714
Change (%) over prior year, as reported	14%

Growth in License and Subscription and SaaS Revenue Plus Sequential Change in Unearned License and Subscription and SaaS Revenue

	Three Months Ended
	October 29,	October 30,
	2021	2020
Total license and subscription and SaaS revenue, as reported	$1,530	$1,315
Sequential change in unearned license and subscription and SaaS revenue(2)	27	(23)
Total license and subscription and SaaS revenue plus sequential change in unearned license and subscription and SaaS revenue	$1,557	$1,292
Change (%) over prior year, as reported	21%
__________
(1) Consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the consolidated balance sheets.

(2) Consists of the change in unearned license and subscription and SaaS revenue from the preceding quarter.

REMAINING PERFORMANCE OBLIGATIONS
(in millions)
(unaudited)

Growth in Remaining Performance Obligations

	October 29,	October 30,
	2021	2020
Remaining performance obligations(3)	$11,123	$10,173
Change (%) over prior year	9%

Remaining performance obligations, current(4)	$6,232	$5,631
Change (%) over prior year	11%
__________
(3) Remaining performance obligations represent the aggregate amount of the transaction price in contracts allocated to performance obligations not delivered, or partially undelivered, as of the end of the reporting period. Remaining performance obligations include unearned revenue, multi-year contracts with future installment payments and certain unfulfilled orders against accepted customer contracts at the end of any given period.

(4) Current remaining performance obligations represent the amount expected to be recognized as revenue over the next twelve months.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE
(in millions)
(unaudited)

	October 29,	July 30,	April 30,	January 29,	October 30,	July 31,
	2021	2021	2021	2021	2020	2020
Unearned revenue as reported:
License	$17	$20	$16	$15	$11	$11
Subscription and SaaS	2,238	2,208	2,064	1,998	1,596	1,619
Services
Software maintenance	6,773	6,916	6,957	7,092	6,574	6,696
Professional services	1,205	1,194	1,163	1,209	1,054	1,059
Total unearned revenue	$10,233	$10,338	$10,200	$10,314	$9,235	$9,385

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended October 29, 2021
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$37	—	—	(10)	—	—	$27
Cost of subscription and SaaS revenue	$175	(5)	—	(43)	—	—	$127
Cost of services revenue	$362	(21)	—	—	—	—	$341
Research and development	$768	(125)	—	(2)	—	—	$641
Sales and marketing	$1,011	(74)	(1)	(20)	—	—	$915
General and administrative	$316	(33)	—	—	(82)	—	$202
Operating income	$519	258	1	75	82	—	$935
Operating margin(2)	16.3%	8.1%	—%	2.4%	2.6%	—	29.3%
Other income (expense), net(3)	$12	—	—	—	(10)	—	$2
Income before income tax	$457	258	1	75	72	—	$863
Income tax provision	$59					79	$138
Tax rate(2)	12.9%						16.0%
Net income	$398	258	1	75	72	(79)	$725
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$0.94	$0.61	$—	$0.18	$0.17	$(0.19)	$1.72
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 421,763 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended October 30, 2020
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$44	—	—	(11)	—	—	—	$33
Cost of subscription and SaaS revenue	$142	(4)	—	(48)	—	—	—	$90
Cost of services revenue	$330	(25)	—	—	—	—	—	$305
Research and development	$714	(140)	—	(1)	—	—	—	$573
Sales and marketing	$912	(85)	(1)	(23)	—	—	—	$803
General and administrative	$250	(50)	—	—	—	(28)	—	$172
Realignment	$44	—	—	—	(44)	—	—	$—
Operating income	$428	304	1	83	44	28	—	$888
Operating margin(2)	14.9%	10.6%	—%	2.9%	1.5%	1.0%	—	31.0%
Other income (expense), net(3)	$177	—	—	—	—	(175)	—	$1
Income before income tax	$554	304	1	83	44	(147)	—	$838
Income tax provision	$120						14	$134
Tax rate(2)	21.6%							16.0%
Net income	$434	304	1	83	44	(147)	(14)	$704
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$1.02	$0.72	$—	$0.20	$0.10	$(0.35)	$(0.03)	$1.66
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 423,400 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Nine Months Ended October 29, 2021
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$111	(1)	—	(30)	—	—	—	$80
Cost of subscription and SaaS revenue	$502	(16)	—	(128)	—	—	—	$358
Cost of services revenue	$1,051	(70)	(1)	—	—	—	—	$979
Research and development	$2,251	(402)	(1)	(5)	—	—	—	$1,842
Sales and marketing	$2,993	(227)	(5)	(66)	—	—	—	$2,696
General and administrative	$808	(97)	(1)	—	—	(126)	—	$584
Realignment	$1	—	—	—	(1)	—	—	$—
Operating income	$1,603	813	8	229	1	126	—	$2,781
Operating margin(2)	17.2%	8.7%	0.1%	2.5%	—%	1.4%	—	29.8%
Other income (expense), net(3)	$(7)	—	—	—	—	28	—	$20
Income before income tax	$1,424	813	8	229	1	154	—	$2,629
Income tax provision	$190						231	$421
Tax rate(2)	13.3%							16.0%
Net income	$1,234	813	8	229	1	154	(231)	$2,208
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$2.92	$1.93	$0.02	$0.54	$—	$0.36	$(0.55)	$5.23
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 422,201 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Nine Months Ended October 30, 2020
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$119	(1)	—	(33)	—	—	—	$85
Cost of subscription and SaaS revenue	$400	(13)	—	(138)	—	—	—	$249
Cost of services revenue	$969	(74)	(1)	(1)	—	—	—	$894
Research and development	$2,058	(397)	(1)	(1)	—	(2)	—	$1,658
Sales and marketing	$2,727	(243)	(4)	(71)	—	(2)	—	$2,404
General and administrative	$773	(141)	(1)	—	—	(104)	—	$527
Realignment	$47	—	—	—	(47)	—	—	$—
Operating income	$1,380	869	7	244	47	108	—	$2,656
Operating margin(2)	16.3%	10.3%	0.1%	2.9%	0.6%	1.3%	—	31.3%
Other income (expense), net(3)	$186	—	—	—	—	(182)	—	$5
Income before income tax	$1,417	869	7	244	47	(74)	—	$2,512
Income tax provision	$150						252	$402
Tax rate(2)	10.6%							16.0%
Net income	$1,267	869	7	244	47	(74)	(252)	$2,110
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$3.00	$2.05	$0.02	$0.58	$0.11	$(0.17)	$(0.59)	$4.99
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 423,093 diluted weighted-average shares for Classes A and B.

VMware, Inc.

REVENUE BY TYPE
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 29,	October 30,	October 29,	October 30,
	2021	2020	2021	2020
Revenue:
License	$710	$639	$2,093	$2,019
Subscription and SaaS	820	676	2,336	1,880
Total license and subscription and SaaS	1,530	1,315	4,429	3,899
Services:
Software maintenance	1,354	1,282	4,011	3,797
Professional services	304	267	880	777
Total services	1,658	1,549	4,891	4,574
Total revenue	$3,188	$2,864	$9,320	$8,473
Percentage of revenue:
License	22.3%	22.3%	22.5%	23.8%
Subscription and SaaS	25.7%	23.6%	25.0%	22.2%
Total license and subscription and SaaS	48.0%	45.9%	47.5%	46.0%
Services:
Software maintenance	42.5%	44.8%	43.0%	44.8%
Professional services	9.5%	9.3%	9.5%	9.2%
Total services	52.0%	54.1%	52.5%	54.0%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUE BY GEOGRAPHY
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 29,	October 30,	October 29,	October 30,
	2021	2020	2021	2020
Revenue:
United States	$1,582	$1,466	$4,587	$4,268
International	1,606	1,398	4,733	4,205
Total revenue	$3,188	$2,864	$9,320	$8,473
Percentage of revenue:
United States	49.6%	51.2%	49.2%	50.4%
International	50.4%	48.8%	50.8%	49.6%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES
TO FREE CASH FLOWS
(A NON-GAAP FINANCIAL MEASURE)
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 29,	October 30,	October 29,	October 30,
	2021	2020	2021	2020
GAAP cash flows from operating activities	$1,090	$992	$3,220	$3,085
Capital expenditures	(106)	(84)	(263)	(247)
Free cash flows	$984	$908	$2,957	$2,838

VMware, Inc.
About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flow, differ from GAAP in that they exclude stock-based compensation, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other items, and discrete items that impacted our GAAP tax rate, each as discussed below. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate. Free cash flow differs from GAAP cash flow from operating activities with respect to the treatment of capital expenditures.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

•Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

•Acquisition, disposition and other items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other items when looking for a consistent basis for comparison across accounting periods. These items include:
–Direct costs of acquisitions and dispositions, such as transaction and advisory fees.
–Costs associated with integrating acquired businesses.
–Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.
–Gains or losses on investments in equity securities, whether realized or unrealized.

VMware, Inc.
–Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments.
–Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”
–Certain costs incurred related to VMware's spin-off from its former parent company, Dell Technologies Inc., completed on November 1, 2021, such as legal and advisory fees.

•Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

•Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flow is meaningful to investors because management reviews cash flow generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.
Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.